Exhibit 3.4(c)

BY-LAWS

of

T.A.C. TWO, INC.

Article I

OFFICES

SECTION 1. REGISTERED OFFICE IN MICHIGAN. The registered office of the Corporation is 29001 Wall Street, Wixom, Michigan 48393, but may be changed to such place within the State of Michigan as the Board of Directors shall determine.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Michigan as may be designated by the Board of Directors or as the business of the Corporation may require.

Article II

MEETINGS OF THE SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held in April of each year, at such place and at such hour as may be fixed from time to time by the Board of Directors. At the annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2. SPECIAL MEETINGS. A special meeting of the shareholders may be called by the President or Secretary and shall be called by either of them at the request of the Board of Directors or at the request of the shareholders holding a majority of the issued and outstanding voting shares of the Corporation.

SECTION 3. NOTICE OF MEETINGS. Written notice of meetings of the shareholders stating the place, date and hour and, in the case of a special meeting, the purpose thereof, shall be given to the shareholders not less than ten (10) nor more than sixty (60) days before the meeting.

SECTION 4. CONSENT OF SHAREHOLDERS. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by all of the share-holders.

Article III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The management of the business and property of the Corporation shall be by a Board of Directors which shall exercise all of the powers of the Corporation not reserved to or conferred upon the shareholders by law, the Articles of Incorporation or these By-laws.

SECTION 2. DIRECTORS. There shall be not less than one (1) nor more than seven (7) Directors of the corporation unless and until otherwise specified by the shareholders.

SECTION 3. ELECTION. Election of Directors shall be held at the annual meeting of the shareholders. All directors elected at such meeting shall hold office until their respective successors are elected and have qualified, or until their earlier death, resignation or removal.

SECTION 4. VACANCIES. A vacancy in the Board of Directors shall by filled by the Board of Directors. A Person so elected shall remain a Director until his successor is elected at the next annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose.

SECTION 5. RESIGNATION AND REMOVAL. A Director may resign at any time by giving written notice to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. A Director may be removed at any time, with or without cause, by the shareholders at a meeting of the shareholders called for that purpose.

SECTION 6. COMPENSATION. Unless otherwise determined by the shareholders at an annual or special meeting, a Director as such shall not receive any stated salaries for his services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 7. MEETINGS; NOTICE. Regular meetings of the Board of Directors may be held at such times and places (within or without the State of Michigan) as the Board may from time to time determine by resolution adopted at any meeting of the Board. No notice of any such meeting need be given. A special meeting of the Board of Directors may be called at any time by the President and shall be called by the President or the Secretary on the written request of a Director, and shall be held at such time and place (within or without the State of Michigan) as may be reasonably fixed by the President or by the Director in such request. Written notice of the time and place of each special meeting of the Board of Directors shall be given to a Director at least seventy-two (72) hours before the time at which the meeting is to be held. Such notice shall state the purposes of the meeting.

A Director may waive notice of a meeting in writing before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of the meeting, unless the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not legally called or convened.

SECTION 8. WRITTEN CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all Directors and such written consent shall be filed with the minutes of the Board.

Article IV

OFFICERS

SECTION 1. OFFICERS. Officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting. If the officers are not elected at this meeting, they shall be elected as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal. There shall be a President, a Treasurer, and a Secretary. The Board may also appoint such additional officers, including a Chairperson of the Board, Vice-Presidents and Assistant Secretaries, as it shall deem necessary for the transaction of the business of the Corporation. Such officers shall exercise such powers and perform such duties as are delegated to them from time to time by the Board of Directors. Any two of the above offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or the Bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 2. REMOVAL. Removal of any officer or other employee may be effected at any time, with or without cause, by the Board of Directors or by the shareholders of the Corporation.

SECTION 3. RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.

SECTION 4. VACANCIES. If a vacancy shall occur in any office for any reason, the vacancy may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5. CHAIRPERSON OF THE BOARD. The Chairperson of the Board, if one is elected, shall preside at all meetings of the shareholders and Board of Directors.

SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general management of the business of the Corporation and general supervision of the other officers. The President shall execute in the name of the Corporation all deeds, bonds, mortgages, contracts and other documents authorized by the Board of Directors except in cases where the execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the Corporation or otherwise provided for by the Board of Directors. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation and shall, in the absence of the Chairperson of the Board, preside at all meetings of the shareholders and the Board of Directors.

SECTION 7. VICE-PRESIDENT. If a Vice-President or Vice-Presidents are elected, a Vice-President shall perform the duties of the President in the absence of the President. The Vice-President shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the President.

SECTION 8. TREASURER. The Treasurer shall have custody and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and shall render such accounts and present such statement to the Directors and the President as may be required. The Treasurer shall deposit all funds of the Corporation which may come into his or her hands in such bank or banks as the Board of Directors may designate. The Treasurer shall keep the bank accounts in the name of the Corporation, and shall exhibit the corporate books and accounts, at all reasonable times, to a Director of the Corporation upon application at the office of the Corporation during business hours. The Treasurer shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking proper vouchers therefor; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be signed or countersigned. The Treasurer shall perform, in addition, such duties as may be delegated to him or her by the Board of Directors.

SECTION 9. SECRETARY. The Secretary of the Corporation shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; shall attend to the giving and receiving of all notices of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers and such other books and paper as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any Director upon application at the office of Secretary; and, in addition, shall have such other duties as may be delegated to the Secretary by the Board of Directors.

Article V

EXECUTION OF INSTRUMENTS

All agreements, deeds, contracts, proxies, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, all evidence of indebtedness and other documents, instruments of writings of any nature whatsoever, shall be signed by the President or by such other officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined (either generally or in specific instances) by the Board of Directors or as delegated by the President.

Article VI

CAPITAL STOCK

SECTION 1. CERTIFICATES. The interest of the Corporation’s shareholders may be evidenced by stock certificates, certifying the number of shares represented thereby and in such form not inconsistent with law and the Articles of Incorporation as the Board of Directors may from time to time prescribe. The Board of Directors may authorize that some or all of the Corporation’s shares shall be issued without certificates in the manner prescribed by law.

The stock certificates shall be signed by the President and may, but are not required to, also be signed by the Secretary, Assistant Secretary or Treasurer. The officers’ signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself. If any officer who has signed or whose facsimile signature has been placed upon any certificate ceases to hold that office before the certificate is issued, the Corporation may issue the certificate with the same effect as if he or she held that office at its issuance.

SECTION 2. TRANSFERS OF STOCK. Transfers of stock shall be made only on the books of the Corporation, in person or by proxy, upon the surrender of the previous certificate or certificates. If a certificate of stock be lost or destroyed, a duplicate may be issued upon satisfactory proof of such loss or destruction, and the giving of a suitable bond of indemnity satisfactory to the Board of Directors against loss by reason thereof. Stock certificates shall be in such form as the Board of Directors may approve.

SECTION 3. CLOSING OF TRANSFER BOOKS. The stock books may be closed for any meeting of shareholders, and for the payment of dividends during such period, not exceeding fifty (50) days, as, from time to time, may be determined by the Board of Directors, and during such period no stock shall be transferred upon said books. In lieu of such closing, the Board of Directors may fix in advance a date not exceeding fifty days preceding such meeting or payment as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive such payment.

Article VII

BANKING AND CHECKS

The Board of Directors shall by resolution designate the bank or other depository in which funds shall be deposited in the name of the Corporation.

Article VIII

BOOKS AND RECORDS

The books, records and accounts of the Corporation’s business shall be kept and maintained as the Board of Directors shall direct, within or without the State of Michigan.

Article IX

FISCAL YEAR

The fiscal year of the Corporation shall be the twelve-month period ending each January 31.

Article X

CORPORATE SEAL

The corporate seal of the Corporation shall be in the form prescribed by the Board of Directors and shall be maintained by the Secretary of the Corporation.

Article XI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

SECTION 1. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving another organization or entity (whether for profit or not) at the Corporation’s request. Such indemnification shall be to the fullest extent, and shall be determined in such manner, as now or hereafter permitted by law. The indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the person. The Corporation may, by action of its Board of Directors, indemnify its employees and agents to the same extent as the indemnification of directors and officers.

SECTION 2. Notwithstanding the foregoing, the indemnification and advancement of expenses provided by or granted under the Michigan Business Corporation Act shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, By-Laws, insurance, or a contractual agreement.

SECTION 3. The indemnification shall continue to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 4. The Corporation may purchase and maintain insurance on behalf of any person for the purpose of satisfying the Corporation’s obligations under this ARTICLE XI.

SECTION 5. Neither the Corporation nor its Directors or Officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel.

Article XII

AMENDMENTS

These By-laws may be altered, amended, added to or repealed by action of the shareholders or of the directors.

Article XIII

SCOPE OF BY-LAWS

These By-Laws govern the regulation and management of the Corporation’s affairs to the extent they are consistent with applicable law and the Articles of Incorporation. To the extent of any inconsistency, applicable law and the Articles of Incorporation shall govern the Corporation’s affairs.